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                                                                  Exhibit 10.69

                                 PROMISSORY NOTE

Principal Sum:    $25,000,000 (U.S.)                         Date: March 1, 1993
Interest Rate:    8.75%                             Maturity Date: March 1, 1996


         FOR VALUE RECEIVED, DIHC PEACHTREE, INC., a Georgia corporatin ("Maker") promises to pay to DIHC FINANCE CORPORATION ("Payee"), a Georgia corporation, at its offices at 200 Galleria Parkway, Suite 2000, Atlanta, Georgia 30339, or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of TWENTY-FIVE MILLION and NO/100 DOLLARS ($25,000,000.00) in lawful money of the United States of America, with interest thereon from the date hereof at the rate of Eight and Three-Fourths Percent (8.75%) per annum, compounded monthly, such principal and interest to be payable as follows:

         1. Commencing on the first day of April, 1993 and continuing on the first day of each subsequent calendar month up to and including the first day of February, 1996, Maker shall pay consecutive monthly installments of principal and interest in the amount of One Hundred Ninety-Six Thousand Six Hundred Seventy-Five and 10/100 Dollars ($196,675.10).

         2. The entire unpaid principal balance, together with any accrued interest thereon, shall be due and payable on March 1, 1996 (the "Maturity Date").

         This Note is secured by a Pledge and Security Agreement of even date herewith (the "Security Instrument") from Maker to Payee by which Maker has pledged to Payee all of Maker's partnership interest in DIHC Peachtree Associates, a Georgia general partnership.
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                                        2

         If any of the following events of default shall occur and be continuing: (i) the undersigned defaults in the payment, when due, of any principal or interest on this Note or any other amount payable hereunder and fails to remedy such default within twenty (20) days after receipt of written notice from Payee specifying such default, or (ii) the undersigned defaults in the due performance of or compliance with any provision of the Security Instrument for a period of thirty (30) days after receipt of written notice from Payee specifying such default, or (iii) a bankruptcy, reorganization, arrangement, insolvency proceeding or case, or any other proceeding looking toward dissolution or winding-up is instituted by or against the undersigned; THEREUPON, in any such case, at the option of Payee, Maker shall immediately pay the principal and interest remaining due and unpaid hereunder, together with all costs and expenses incurred in connection with the collection or attempted collection hereof and reasonable attorney's fees actually incurred whether or not suit is instituted. Interest shall accrue on such amounts from the date of such default or occurrence at the "Involuntary Rate" (as hereinafter defined) compounded monthly until the date such amounts are paid. The "Involuntary Rate" shall be an annual rate equal to two percent (2%) per annum in excess of the rate charged from time to time by Trust Company Bank, Atlanta, Georgia, on short term (90 day) unsecured loans to its preferred customers but in no event in excewss of the then maximum legal rate in Georgia for purposes of determining usury.

         Maker waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof, waives demand, protest, notice of nonpayment, and any and all lack of
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diligence or delays in the collection or enforcement hereof, and expressly consents to any extension of time, release of any party liable for the indebtedness evidenced hereby, release of any of the security for this Note, acceptance of other security thereof, or any other indulgence of forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or such released party or any other party.

         This Note may be prepaid in whole or in part without fee or penalty (but with accrued interest on the amount so prepaid) at any time, upon Maker delivering to Payee at least fourteen (14) days prior written notice of the proposed prepayment.

         The parties hereto have intended in good faith to comply with all applicable usury laws. Notwithstanding anything to the contrary contained in this Note or any other instrument evidencing, securing, or relating to this Note, Maker shall not be obligated or required to pay interest at a rate which would subject Payee to either criminal or civil liability or forfeiture of interest. If, by the terms of this Note or any other instrument evidencing, securing, or relating to this Note, Maker at any time is required or obligated to pay interest on the principal amount of this Note in an amount or at a rate in excess of the applicable legal maximum, the interest due to Payee shall be immediately and automatically reduced to such maximum, the interest payable shall be computed at such maximum rate, and all prior interest payments in excess of such lawful maximum shall be immediately and automatically applied at the time of receipt, in reduction of the principal balance due under this Note.

         No delays on the part of Payee in exercising any right hereunder or any other agreement further evidencing or securing this Note shall operate as a waiver thereof or
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preclude the exercise thereof at any time during the continuance of any default or during the continuance of a subsequent default.

         This Note may not be modified or terminated orally. This Note may be assigned by Payee, in its sole discretion, without the consent of Maker. This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                  DIHC PEACHTREE, INC.

                                  By        /s/ Barrington H. Branch
                                           -----------------------------------
                                           Barrington H. Branch, President

                                  Attest    /s/ C. Lowell Ball
                                           -----------------------------------
                                           C. Lowell Ball, Secretary

                                                     [CORPORATE SEAL]
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March 1, 1996

DIHC Peachtree, Inc.
200 Galleria Parkway, Suite 2000

Atlanta, Georgia 30339

Gentlemen:

Reference is made to that Certain Note made as of March 1, 1993 between DIHC Peachtree, Inc. ("Maker") and DIHC Finance Corporation ("Payee") in the principal amount of $25,000,000.00 maturing on March 1, 1996.

Said Note presently has an unpaid Principal Balance of $24,428,865.79. This letter will serve to evidence a mutual agreement between Maker and Payee that the Maturity Date is hereby extended until March 1, 1999.

All other terms and provisions of Said Note, except as hereby extended, shall continue in full force and effect.

                                          DIHC FINANCE CORPORATION

                                          By:      /s/ Robert T. Sorrentino
                                                ------------------------------
                                                   Robert T. Sorrentino

                                          Title:  Vice President

Acknowledged and Agreed:

DIHC Atlanta, Inc.

By: /s/ Barrington H. Branch
    ---------------------------------
        Barrington H. Branch

Title: President
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                   ASSIGNMENT OF NOTES AND SECURITY AGREEMENTS

            FOR VALUE RECEIVED DIHC FINANCE CORPORATION ("Assignor"), a Georgia corporation having an office at 200 Galleria Parkway, N.W., Suite 2000, Atlanta, Georgia 30339, has this day granted, bargained, sold, assigned, transferred and set over unto STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of The Netherlands, having an office at Kroostwey-Noord 149, Zeist, The Netherlands ("Assignee"), all of Assignor's right, title and interest in and to (i) those certain notes more particularly described on Schedule A annexed hereto and made a part hereof (such security agreements, as the same may have been hereby amended or modified, are hereinafter the "Notes"), (ii) those certain security agreements more particularly described on Schedule B annexed hereto and made a part hereof (such security agreements, as the same may have been hereto amended or modified, are hereinafter the "Security Agreements"), and (iii) all other documents, instruments and agreements delivered to Assignor in connection with the loans (the "Loans") evidenced by the Notes (such documents, instruments, agreements, together with the Notes and the Security Agreements, are hereinafter the "Loan Documents").

            TO HAVE AND TO HOLD the Loan Documents unto the Assignee and to the successors, legal representatives and assigns of the Assignee forever from and after the date hereof.

            AND Assignor represents and warrants that as of the date hereof there is due and owing in respect of the Loans the outstanding principal amount of $48,146,965.78 together with interest thereon.

            IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the 13th day of August 1997.

                            DIHC FINANCE CORPORATION

ATTEST:                     By:   /s/ Robert T. Sorrentino
                                  --------------------------
                                  Robert T. Sorrentino
                                  Vice President
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COUNTY OF COBB    )
                  )     ss.:
STATE OF GEORGIA  )

            BEFORE ME the undersigned authority personally appeared on this day Robert T. Sorrentino, to me personally known, who being by me duly sworn did depose and say that he is the Vice President of DIHC Finance Corporation, the corporation described in and which executed the foregoing instrument; that he acknowledged execution of said instrument to be the voluntary act and deed of said corporation by order of the Board of Directors of said corporation.

            WITNESS my hand and official seal this 13th day of August, 1997.

                                           /s/ Patricia P. Williams
                                           ------------------------
                                                Notary Public

Notary Public, Fayette County, Georgia
My commission expires December 5, 2000
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                                   Schedule A

                                     (Notes)

      1. Promissory Note dated as of March 1, 1993 in the original principal amount of $25,000,000 made by DIHC Peachtree, Inc. in favor of DIHC Finance Corporation as amended by letter dated March 1, 1996.

      2. Promissory Note dated as of March 1, 1993 in the original principal amount of $25,000,000 made by DIHC Atlanta, Inc. in favor of DIHC Finance Corporation, as amended by letter dated March 1, 1996.
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                                   Schedule B

                              (Security Agreements)

      1. Pledge and Security Agreement dated as of March 1, 1993 made by DIHC Peachtree, Inc. in favor of DIHC Finance Corporation.

      2. Pledge and Security Agreement dated as of March 1, 1993 made by DIHC Atlanta, in favor of DIHC Finance Corporation.